Exhibit 10.3

FIRST AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) made as of the 23rd day of July, 2004, among AVISTA ENERGY, INC., a Washington corporation, and AVISTA ENERGY CANADA LTD., a corporation of the province of Alberta, Canada (each a “Borrower” and collectively, the “Borrowers”), BNP PARIBAS (“BNP Paribas”), individually and as administrative agent, collateral agent and an issuing bank, FORTIS CAPITAL CORP. (“Fortis”), individually and as documentation agent and an issuing bank, and NATEXIS BANQUES POPULAIRES (“Natexis”, and together with BNP Paribas and Fortis, the “Banks”).

WHEREAS, the Borrowers and the Banks entered into a Third Amended and Restated Credit Agreement effective as of July 25, 2003 (the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Banks extend the Expiration Date contained in the Credit Agreement, and the Banks are willing to do so subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

2.1 Section 1.01 – Definition of “Expiration Date”. Clause (a) of the definition of “Expiration Date” is amended to read as follows:

“(a) July 22, 2005; or”

2.2 Section 1.01 – Definition of “Maturity Date”. The definition of “Maturity Date” is amended and restated in its entirety to read as follows:

“‘Maturity Date’ means July 23, 2007.”

2.3 Schedules. Schedules 6.05, 8.01 and 8.06 to the Credit Agreement are deleted and replaced with Schedules 6.05, 8.01, and 8.06 attached hereto.

3. Effectiveness of Amendment. This Amendment shall be effective upon receipt by the Banks of:

(a) An executed copy of this Amendment;

(b) A Confirmation of Guaranty, in the form attached hereto, signed by each of the Guarantors;

(c) Payment of all fees owing to the Banks, pursuant to the fee letters from Borrowers to each of the Banks executed in connection herewith;

(d) Resolutions from each of the Borrowers and each of the Guarantors, in form and substance satisfactory to the Banks, authorizing the execution and delivery of and performance under this Amendment and any documents or agreements entered into in connection therewith; and

(e) Such other documents and instruments as any Bank may reasonably request to reflect the changes set forth in this Amendment.

4. Ratifications, Representations and Warranties.

(a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrowers and the Banks agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

(b) To induce the Banks to enter into this Amendment, each Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on the even date herewith, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists on the date hereof, and (iii) that each Borrower is fully authorized to enter into this Amendment.

5. Benefits. This Amendment shall be binding upon and inure to the benefit of each Bank and each Borrower, and their respective successors and assigns; provided, however, that neither Borrower may, without the prior written consent of the Banks, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement, the Security Agreements or any of the other Loan Documents.

6. Construction. This Amendment shall be governed by and construed in accordance with the laws (without reference to principles of conflicts of laws) of the State of New York, provided that the Banks shall retain all rights arising under federal law.

7. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

8. Entire Agreement. The Credit Agreement, as amended by this Amendment, along with the other Loan Documents, contain the entire agreement among the parties regarding the subject matter hereof and supersede all prior written and oral agreements and understandings among the parties hereto regarding same.

9. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the

Credit Agreement or the other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

10. Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AVISTA ENERGY, INC., a Washington corporation

By:	/s/ Dennis P. Vermillion
Name:	Dennis P. Vermillion
Title:	President & C.O.O.

AVISTA ENERGY CANADA LTD., a corporation of the province of Alberta, Canada

By:	/s/ Dennis P. Vermillion
Name:	Dennis P. Vermillion
Title:	President & C.O.O.

Borrowers’ Address: 201 W. North River Drive Suite 610 Spokane, Washington 99201

Attention:	Dennis Vermillion
Telephone:	(509) 688-6000
Facsimile:	(509) 688-6154
E-mail: dennis.vermillion@avistaenergy.com

BNP PARIBAS, as Administrative Agent, Collateral Agent, an Issuing Bank, and a Bank

By:	/s/ Jordan Nenoff
Name:	Jordan Nenoff
Title:	Vice President

By:	/s/ A-C. Mathiot
Name:	A-C Mathiot
Title:	Managing Director

787 Seventh Avenue New York, NY 10019
Attention:	Anne-Catherine Mathiot
Phone:	212-841-2575
Fax:	212-841-2536
E-mail: anne-catherine.mathiot@americas.bnpparibas.com

FORTIS CAPITAL CORP., as Documentation Agent, an Issuing Bank, and a Bank

By:	/s/ Irene C. Rummel
Name:	Irene C. Rummel
Title:	Senior Vice President

By:	/s/ Cristina E. Roberts
Name:	Cristina E. Roberts
Title:	Managing Director Fortis Capital Corp.

15455 North Central Parkway Suite 1400 Addison, TX 7501

Attention:	Irene Rummel
Phone:	214-953-9313
Fax:	214-969-9332
E-mail: irene.rummel@fortiscapitalusa.com

NATEXIS BANQUES POPULAIRES as a Bank

By:	/s/ David Pershad
Name:	David Pershad
Title:	Vice President

By:	/s/ Guillaume de Parscau
Name:	Guillaume de Parscau
Title:	First Vice President & Manager Commodities Finance Group

1251 Avenue of the Americas 34th Floor New York, NY 10020

Attention:	David Pershad
Phone:	212-872-5015
Fax:	212-354-9095
E-mail: david.pershad@nyc.nxbp.com